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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We hereby consent to the inclusion as an exhibit to that Amendment No. 2 to Registration Statement on Form 10 (the "Registration Statement") of Pinnacle Oil International, Inc. (the "Company"), to be filed by the Company with the United States Securities and Exchange Commission on or about September 10, 1998, of our Report of Independent Auditors dated April 3, 1998 (except for
Note 13 for which the date is August 24, 1998) (the "Report"), relating to the Consolidated Balance Sheets of the Company and its subsidiaries as of December 31, 1997, and the related Consolidated Statements of Loss, Consolidated Statements of Shareholders' Equity (Deficit), and Consolidated Statements of Cash Flow of the Company and its subsidiaries for each of the year ended December 31, 1997, and the notes to the Consolidated Financial Statements, and further consent to the references in the Registration Statement to our Report.

                                          /s/ Deloitte & Touche

CHARTERED ACCOUNTANTS
Vancouver, Canada

September 10, 1998